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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



eSoft, Inc.
Boulder, Colorado

We hereby consent to use in the Proxy Statement - Prospectus, constituting a part of this Registration Statement, of our report dated January 29, 1999, relating to the financial statement of eSoft, Inc. for the years ended December 31, 1998 and 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             /s/ BDO Seidman, LLP



Denver, Colorado
April 16, 1999